U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB2A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933
KESSER, INC.
(Name of Small Business Issuer in its charter)

Nevada
6770
880456577
(State or Jurisdiction of
Incorporation or
Organization)
(Primary Standard Industrial
Classification Code Number)
(I.R.S. Employer
Identification No.)

3360 West Sahara Avenue, Suite 230, Las Vegas,Nevada 89102,
(702) 732 2253.
(Address and telephone number of Registrants principal executive offices and principal place of business)

Brian Dvorak, Esq., 3360 West Sahara Avenue, Suite 230,
Las Vegas,
Nevada 89102; (702) 732-2253, fax:(702) 794 4532

(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a posteffective amendment filed pursuant to Rule 462(c) under the Securities
 Act,
check the following box and list the
Securities
Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a posteffective amendment filed pursuant to Rule 462(d) under the Securities
 Act,
check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of
securities to be
registered
Amount to be
registered
Proposed maximum
offering price per
unit
Proposed maximum
aggregate offering
price
Amount of
registration fee
Common shares
2,000,000
$0.05
$100,000.00
$26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities
Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


Initial Public Offering
Prospectus

KESSER, Inc.
2,000,000 shares of Common Stock
$0.05 per share

Registrant
Kesser
3360 W. Sahara, Suite 230
Las Vegas, NV 89102

Registrants Attorney
Brian Dvorak, Esq.
3360 W. Sahara, Suite 230
Las Vegas, NV 89102


The Offering
              Per Share        Maximum Total    Minimum Total
Public Price   0.05             $100,000          $20,000

Proceeds to
Kesser, Inc   $0.05             $100,000          $20,000

This offering is according to Rule 415, Delayed or Continuous
Offering and Sale of
Securities.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

The title of each class of securities to be registered is Common Shares.

The amount to be registered is 2,000,000 shares.

Not traded on any national securities exchange or the Nasdaq
Stock Market.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss.
Please consider carefully the risk factors that are contained in this prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated , 2001

        The shares being offered by Kesser, Inc. are subject to
prior sale, acceptance of the subscriptions by Kesser, Inc. and approval of certain legal matters by counsel to Kesser,
Inc.
           This is our initial public offering of common stock.
The initial offering price per share is .05. We will apply to list our common stock on the OTC: BB. No public market currently exists for the shares of common stock. Kesser, Inc. has the right to accept or reject any subscriptions, in whole or in part,
for any reason. Until   2001, all dealers effecting transactions
in registered securities may be required to deliver a prospectus This is true whether or not the dealer is participating in this distribution. Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        Kesser is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the securities act of 1933, as amended (the "Securities Act"). The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the
"deposited funds" and "deposited securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule
419. It is anticipated that Kesser will request the release of the 10% of the deposited funds in accordance with Rule 419 to pay for expenses, should they arise.
           Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors.
Kesser must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds
(plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 7 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. See "risk factors" and "release of deposited securities and deposited funds."
Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.
           This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.
           Neither the delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.
           This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact.
No person or entity has been authorized by Kesser, Inc. to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.
           Kesser is not a Reporting Company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of Kesser, Inc. to verify any of the information included in the prospectus and to obtain additional information. Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address (including title or department) and telephone number. Such information shall be provided without charge.
           All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information and they did so to their satisfaction.

          A maximum of 2,000,000 shares may be sold on a direct participation-offering basis. All of the proceeds from the sale of shares will be placed in an interest bearing escrow account by 12 oclock noon of the fifth business day after receipt thereof, until the sum of the minimum offering, is received. If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated. There will be a minimum purchase of 5000 shares at $250.00.
           No commissions are anticipated. No sales commission will be paid in connection with the sales of these shares. The net proceeds to Kesser are after the payment of certain expenses in connection with this offering. See "Use of Proceeds."

 TABLE OF CONTENTS
                      PAGE
PROSPECTUS SUMMARY    1
RISK FACTORS            			      2
INVESTORS RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419       		      3
USE OF PROCEEDS                                 4
DETERMINATION OF OFFERING PRICE                 5
DILUTION                                        6
PLAN OF DISTRIBUTION                            7
LEGAL PROCEEDINGS                               8
DIRECTOR, EXECUTIVE OFFICER, PROMOTERS
AND CONTROL PERSONS                             9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT                           10
DESCRIPTION OF SECURITIES                       11
INTEREST OF NAMED EXPERTS AND COUNSEL           12
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                     13
ORGANIZATION WITHIN LAST FIVE YEARS             14
DESCRIPTION OF BUSINESS                         15
PLAN OF OPERATION                               16
DESCRIPTION OF PROPERTY                         17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  18
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS                             19
EXECUTIVE COMPENSATION                          20
FINANCIAL STATEMENTS                            21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE          22

Prospectus Summary

           The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus
("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

Kesser

            Kesser, Inc., was incorporated on March 31st, 2000,
under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Kesser never commenced any operational activities.
           Adam U. Shaikh, the initial director, for the purpose of creating a corporation, which could be used to consummate a merger or
acquisition, formed Kesser.   Mr. Shaikh approached by
Mr. Weiss for his services in incorporating and administrating a SB2 filing for Kesser, Inc. Mr. Shaikh holds no position with Kesser, Inc.
           Immediately upon incorporation, Howard Weiss replaced Mr. Shaikh. Mr. Weiss serves as President, secretary, treasurer, and director. Mr. Weiss determined next to proceed with filing a Form SB2. Mr. Weiss, the President, Secretary, Treasurer, and Director elected to commence implementation of Kessers principal business purpose, described below under "Item 2, Plan of Operation". As such, Kesser can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.
           The proposed business activities described herein classify Kesser as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check"
 companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as Kesser has successfully implemented its business plan described herein.

            Accordingly, each shareholder of Kesser will execute and deliver a "lockup" letter agreement, affirming that his/her respective shares of Kessers common stock in escrow until such time as Kesser has successfully consummated a merger or acquisition and Kesser is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Kessers securities until a merger or acquisition has been consummated, each shareholder will place his her respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of Kessers securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's Kesser to sell their respective securities before such closing.


The Offering.
           Shares of Kesser will be offered at $.05 per Share. See "Plan of Distribution, page. The minimum purchase required of an investor is $250.00. If all the Shares offered are sold the net proceeds to Kesser will be $100,000 less certain costs associated with this offering. See "Use of Proceeds." This balance will be used as working capital for Kesser.

Liquidity of Investment.
           Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long term. See "Risk Factors, page 6."

              RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. Only persons who can afford to lose their entire investment should purchase them. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Rule 419 contains restrictive provisions on the sale of shares.
            Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a posteffective amendment. After the effective date of any such posteffective amendment, Kesser is required to furnish investors with the produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the posteffective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.
Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Kessers shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management.

Investors are prohibited from selling or offering to sell shares held in escrow.
           According to Rule15g8 as promulgated by the SEC under the amended Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares held in the Rule 419 escrow account other than pursuant to qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.
Because this is a blank check offering, investors will not be able to evaluate the specific merits or risks of business combinations.
           As a result of managements broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a blank check offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in Kesser without an opportunity to evaluate the specific merits or risks of any one or more business combinations. Determinations ultimately made by Kesser relating to the specific allocation of the net proceeds of this offering do not guarantee Kesser will achieve its business objectives.

The ability to register shares is limited.
           The ability to register or qualify for sale the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of blank check issuers, such as Kesser, within that state.
In addition, many states, while not specifically prohibiting or restricting blank check companies, may not register the shares for sale in their states.
 Because of such regulations and other restrictions, Kessers selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered.

Kesser has had no operating revenue to date and may not become profitable.
           Kesser has had no operating history nor any revenues or earnings from operations. Kesser has no significant assets or financial resources. Kesser will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in Kesser incurring a net operating loss which will increase continuously until Kesser can consummate a business combination with a profitable business opportunity. Kesser may not be able to identify such a business opportunity and consummate such a business combination.

Success of Kessers business operations may depend on management outside of Kessers control.
          The success of Kessers proposed plan of operation would depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that Kesser will be successful in locating candidates meeting such criteria. In the event Kesser completes a business combination, the success of Kessers operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond Kessers control.

          Kesser is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities.
           Kesser is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and wellfinanced entities, including venture capital firms, are active in mergers and acquisitions of companies which be desirable target candidates for Kesser. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Kesser and, consequently, Kesser will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Kesser will compete in seeking merger or acquisition candidates with numerous other small public companies.

Kesser has no agreement for a merger nor any standards set for acceptable candidates for merger.
           Kesser has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. Kesser may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination.Management has not identified any particular industry or specific business within an industry for evaluations. Kesser has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Kesser never commenced any operational activities. Kesser may not be able to negotiate a business combination on terms favorable to Kesser.

           Kesser has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Kesser would not consider a business combination in any form with such business opportunity. Accordingly, Kesser may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Kessers management lack certain business skills and will be devoting only part-time work hours.
           Kessers Officer and Director are not professional business analysts. Lack of experience will be a detriment to Kessers efforts. Furthermore, while seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Kesser.
Kessers Officer has not entered into written employment agreements with Kesser and is not expected to do so in the foreseeable future.
Kesser has not obtained key man life insurance of its Officer Director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of Kessers business and its likelihood of continuing operations.

Kesser may, on occasion, enter into business agreements that have a conflict of interest.
           Currently, Kessers Officer and Director have no conflict of interest. However, changes in Officer and Director or business agreements entered into could potentially show conflicts of interest. In such instance that Kessers Officer or Director is involved in the management of any firm with which Kesser transacts business. Kessers board of Director will adopt a resolution which prohibits Kesser from completing a merger with, or acquisition of, any entity in which management serve as Officer, Director or partners,or in which they or their family members own or hold any ownership interest.

           Management is not aware of any circumstances under which this policy could be changed while current management is in control of Kesser.Potential merger or acquisition candidates must meet SEC requirements that may delay or preclude Kessers business plan.
           Section 13 of the Securities Exchange Act of 1934, requires companies falling under Section 13 of the Securities Exchange
Act of 1934 to provide certain information about significant acquisitions, including certified financial statements for Kesser acquired, covering one or two years, depending on the relative size of the acquisition.
The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Kesser. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

        Kesser is at a competitive disadvantage because it lacks any market research or marketing organization.
           Kesser has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Kesser.Moreover, Kesser does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Kesser, there is no assurance Kesser will be successful in completing any such business combination.

Kesser will be limited to the business opportunities of any company

          Kessers proposed operations, even if successful, will in all likelihood result in Kesser engaging in a business combination with only one business opportunity. Consequently, Kessers activities will be limited to those engaged in by the business opportunity, which Kesser merges with or acquires. Kessers inability to diversify its activities into a number of areas may subject Kesser to economic fluctuations within a particular business or industry and therefore increase the risks associated with Kessers operations.


Potential determination by the SEC that Kesser is an investment company could cause material adverse consequences.
           Although Kesser will be regulated under the Securities
Exchange Act of 1933, management believes Kesser will not be regulated under the Investment Company Act of 1940, insofar as Kesser will not be engaged in the business of investing or trading in securities.
In the event Kesser engages in business combinations which result in Kesser holding passive investment interests in a number of entities, Kesser could be under regulation of the Investment Company Act of 1940.
In such event, Kesser would be required to register as an investment company and could be expected to incur significant registration and compliance costs Kesser has obtained no formal determination from the Securities and Exchange Commission as to the status of Kesser under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Kesser to material adverse consequences.

Any business combination will probably result in loss of management and control by Kesser shareholders.

           A business combination involving the issuance of Kessers common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Kesser. Any such business combination may require management of Kesser to sell or transfer all or a portion of Kessers common stock held by them, or resign as members of the board of Director of Kesser. The resulting change in control Kesser could result in removal of one or more present
Officer and Director of Kesser and a corresponding reduction in or elimination of their participation in the future affairs of Kesser.

Should Kesser meet its business plan of merging, shareholders in Kesser will most likely suffer a reduction in percentage share ownership of the newly formed company.
           Kessers primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in Kesser issuing securities to shareholders of such private company.
The issuance of previously authorized and non-issued common stock of Kesser would result in reduction in percentage of shares owned by present and prospective shareholders of Kesser and would most likely result in a change in control or management of Kesser.

Potential acquisition or merger candidates may wish to avoid potential adverse consequences of merging with Kesser.
           Kesser may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with Kesser.
           Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to provisions regarding the registration of securities, which require full disclosure of Kessers business, management and financial statements.

Many business decisions made by Kesser can have major tax consequences and many associated risks.
           Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Kesser may undertake. Currently, such transactions may be structured so as to result in taxfree treatment to both companies, pursuant to various federal and state tax provisions. Kesser intends to structure any business combination so as to minimize the federal and state tax consequences to both Kesser and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a taxfree reorganization or that the parties will obtain the intended taxfree treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Kesser.
           Management of Kesser believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One more attractive business opportunities may choose to forego the possibility of a business combination with Kesser, rather than incur the expenses associated with preparing audited financial statements.

Certain Officer, Director, principal shareholders or affiliates may purchase shares,thereby increasing their percentage share.
           Certain Officer, Director, principal shareholders and affiliates may purchase, for investment purposes, a portion of the shares offered hereby, which could, upon conversion, increase the percentage of the shares owned by such persons. The purchases by these control persons may make it possible for the offering to meet the escrow amount.

Kesser may not be able to sell enough shares to follow through with the business plan.
           The 2,000,000 common shares are to be offered directly by Kesser, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. It is not know whether Kesser will be able to sell any shares.

Kessers offering price is arbitrary and the value of Kesser securities may never actually reach the offering price.
           The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. Kesser has arbitrarily determined them. There can be no assurance that, even if a public trading market develops for Kessers securities, the shares will attain market values commensurate with the offering price.

Kesser shares are to be offered based on a direct participation offering basis.
           The shares are offered by Kesser on a direct participation offering basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. Kesser cannot and does not make any statement guaranteeing that shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of shares sold by Kesser.

Kessers shares may never actually be traded and therefore purchasers may never be able to resale.
           Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop. Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Kesser or its competitors, variations in Kessers results of operations, and market conditions in the retail, electron commerce, and Internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Shares sold in the future may have to comply with Rule 144.
           All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act.

           In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Kesser (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Investors rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.
            Rule 419 requires that the net offering proceed, after deduction for underwriting compensation and offering costs, and all securities to be issued are deposited into an escrow or trust account (The "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Kesser and to investors, respectively, only after the Company has met the following three conditions:
           First, Kesser must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, Kesser must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s)meeting the prescribed criteria must be consummated.

Prescribed acquisition criteria.
            Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Kesser must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business (es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed and Kesser must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

Posteffective amendment.
           Once the agreement(s) governing the acquisition(s) of a business (es) meeting the above criteria has (have) been executed, Rule 419 requires Kesser to update the registration statement of which this prospectus is a part with a post-effective amendment.
The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business (es), including audited financial statements; the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds, and Deposited
Securities can be released from escrow.

Reconfirmation offering.
           The reconfirmation offer must commence within five business days after the effective date of the posteffective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:
            (1) The prospectus contained in the posteffective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;
            (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the posteffective amendment to notify the Company in writing that the investor elects to remain an investor
             (3) If Kesser does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion ofthe Deposited Funds (and any related interest or dividends) held in the escrow account on such investors behalf will be returned to the investor within five business days by first class mail or other equally prompt means

             (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and
             (5) If a consummated acquisition(s) has not occurred within 7 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Release of deposited securities and deposited funds.
          The Deposited Funds and Deposited Securities may be released to Kesser and the investors, respectively, after:
            (1) The Escrow Agent has received written certification from Kesser and any other evidence acceptable by the Escrow Agent that Kesser has executed an agreement for the acquisition(s) of a business
(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required posteffective amendment, the posteffective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Kesser has satisfied all of the prescribed conditions of the reconfirmation offer; and
            (2) The acquisition(s) of the business (es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

Escrowed funds not to be used for salaries or reimbursable expenses.
           No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Kessers behalf by Kessers Officer and Director. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Kessers board of Director,who is an Officer. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.
See "Risk Factors," "Use Of Proceeds" and "Certain Transactions."

Use of Proceeds.
           Following the sale of the 2,000,000 Shares Offered by Kesser, there would be net proceeds of $100,000. The net proceeds are calculated as $100,000 minus sales commission costs,which are zero. Net proceeds do not include any legal or accounting fees.These proceeds will be used to provide start-up and working capital for the Company.
          The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):



Use of Proceeds       Minimum Offering         Maximum Offering
                      Amount   Percent         Amount   Percent

Working Capital     $ 20,000    100 %          $100,000  100 %

Total               $ 20,000    100 %          $100,000  100 %


Working Capital will include items such as accounting and copying expenses.

          Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.
           Management may advance money to the Company or on behalf of the Company. There are no set limits to the maximum amount that management will advance or loan to the Company. However, the amount is obviously limited by the resources of the Officer and Director. Management anticipates that repayment would come from the acquisition of a target company. Repayment would be expected in the form of cash or stock or a combination of the two. Repayment by the target company would be a criterion, but not the major criteria. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.

Determination of offering price.
           The offering price is not based upon Kessers net worth, total asset value, or any other objective measure of value based upon accounting measurements.
The offering
The Board of Director of Kesser determines price and was determined arbitrarily based upon the amount of funds needed by Kesser to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

Dilution.
           "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of June 30, 2001, the net tangible book value of Kesser was $3000 or $.001 per Share.
           Giving effect to the sale by Kesser of all offered Shares at the public offering price, the pro forma net tangible book value of Kesser would be $100,000 or $.02 per Share, which would represent an immediate increase of $.02 in net tangible book value per Share and $.03 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Kesser.
The following table illustrates the pro forma per Share dilution:



                Assuming Maximum            Assuming Minimum
                   Shares Sold               Shares Sold
Offering Price (1)     $.05                       $0.05

Net tangible book
value per
share before
Offering (2)           $.001                      $0.001

Net tangible book
value per Share after
offering (3)           $.03                       $0.007

Increase Attributable
to purchase
of stock by new
investors (4)          $.029                      $0.006

Dilution to new
investors (5)           $.02                      $0.043

Percent Dilution to
new investors (6)        40%                        86%


            (1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.
            (2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Kesser.
             (3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.
             (4) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.02) and subtracting from it the net tangible book value per share before the offering ($.001) for an increase of $.02.
             (5) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.02) from the offering price of the Shares in this offering ($.05), giving a dilution value of ($.03).
             (6) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.

Plan of distribution.
            Kesser will sell a maximum of 2,000,000 shares of its common stock, par value $.001 per Share to the public on a direct participation basis. The minimum number of shares sold will be 400,000 shares of common stock. In the event that the minimum number of shares is not sold, then all funds will be immediately returned to the purchaser.
             The minimum purchase required of an investor is $250.00.
There can be no assurance that any of these shares will be sold.
           The net proceeds to Kesser will be $100,000, if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Kesser, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds").
           The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market prices of Kessers common stock. Kesser offers these securities subject to prior sale and to approval of certain legal matters by counsel.
           The Officer and Directors of Kesser will be offering and selling shares on behalf of Kesser. President, Treasurer, Secretary, and Director Howard Weiss will be offering and selling shares on behalf of Kesser.
           In offering the securities on behalf of Kesser, Mr. Weiss will be relying on the safe harbor from brokerdealer registration rule set out in Rule 3a4 1.

           We have been informed by the Officer and Director, Mr. Weiss that:
1)he is not subject to statutory disqualification as defined in
Section 3(a)(39) of the Securities Exchange Act of 1934,
2)as Officer and Director, Mr. Weiss is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,
3)Mr. Weiss, as Officer and Director, is not an associated person of a broker or dealer.
           Additionally, the Officer and Director, Mr. Weiss, is offering and selling securities in Kesser meet the conditions of part (a)(4)(iii) where participation will be restricted to:

A)Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

B)Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C)Performing ministerial and clerical work involved in effecting any transaction.

Limited State Registration.
            Kesser anticipates that there will be limited State registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold.
           The securities will be sold under the Nevada state coordination rules. The exemption used is Section 90.480.
           The Nevada exemption that Kesser will be relying on states:
Except as otherwise provided in this subsection, a transaction pursuant to offer to sell securities of an issuer if:
A)The transaction is part of an issue in which there are no more than 25 purchasers in this state, other than those designated in subsection 10, during any 12 consecutive months;
B)No general solicitation or general advertising is used in connection with the offer to sell or sale of the securities;

C)No commission or other similar compensation is paid or given, directly or indirectly, to a person, other than a broker-dealer licensed or not required to be purchased under this chapter, for soliciting a prospective purchaser in this state; and
D)One of the following conditions is satisfied:
1)The seller reasonably believes that all the purchasers in this state,other than those designated in subsection 10, are purchasing for investment;
or
2)Immediately before an immediately after the transaction, the issuer reasonably believes that the securities of the issuer are held by 50 or fewer beneficial owners, other than those designated in subsection 10, and the transaction is part of an aggregate offering that does not exceed $500,000 during any 12 consecutive months.
           The administrator by rule or order as to a security or transaction or a type of security or transaction, may withdraw or further condition the exemption set forth in this subsection or waive one or more of the conditions of the exemption.
           Kesser, Inc. does not make any guarantee that shares will be sold. Even if shares are sold, the amount raised must meet the minimum offering levels set in this filing.Should the minimum offering levels not be met, all proceeds will be returned.

Opportunity To Make Inquires.
           Kesser will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Kesser concerning any aspect of the investment and to obtain any additional information contained in this Memorandum,to the extent that Kesser possesses such information or can acquire it without effort or expense.


Execution of Documents.
           Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to Kesser a Subscription Agreement, which will contain,among other provisions, representations as to the investors qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company.
           By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by Kesser, such a subscriber will be, a shareholder in Kesser and will be otherwise bound by the articles of incorporation and the bylaws of Kesser in the form attached to this Prospectus.

           Promptly, upon receipt of subscription documents by the Company,it will make a determination as to whether a prospective investor will be accepted as a shareholder in Kesser. Kesser may reject a subscribers Subscription Agreement for any reason.
Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Kesser, or such other reasons other as Kesser determines to be in the best interest of the Company.
            If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings
           Kesser is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Kesser has been threatened.

Director, Executive Officer, Promoters, and Control Persons
           The names, ages, and respective positions of the Director, Officer, and significant employees of the Company are set forth below.
All these persons have held their positions since March 2000. Each director and officer shall serve for a term ending on the date of the third Annual Meeting. There is no other persons who can be classified as a promoter or controlling person of Kesser.

Howard Weiss. Age 40.
             In 1982, Mr. Weiss founded Imperial Medical Supply, Inc. Imperial Medical specializes in Power wheelchair sales. Mr. Weiss remains as President of Imperial Medical Supply.
            After receiving his post graduate rabbinical degree in 1987, Mr. Weiss entered the real estate business until 1989. In October of 1989 Mr. Weiss founded Nissim institutional providers.
            Nissim is a medical supply company providing durable and disposable medical goods to the geriatric population at home and in nursing facilities. Mr. Weiss continues as president of Nissim.

           Neither Imperial Medical Supply, Inc. nor Nissim Institutional is public reporting companies.
           Mr. Weiss has not been involved in legal proceedings that would impair his ability to perform his duties as Officer and Director.
           Currently, Mr. Weiss is not involved in any other blank check entities, nor has Mr.Weiss had any previous experience with blank check entities.

Security Ownership of Certain Beneficial Owners and Management
           The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Kesser to own beneficially, more than 5% of Kessers Common Stock, and the name and share holdings of each officer and director and all Officer and Director as a group.



Title of Class   Name of Beneficial   Amount and Nature   Percent
                 Owner (1)            of Beneficial       Of Class
                                         Owner(2)

Common Stock     Howard Weiss          3,000,000           100%


           None of the Officer, Director or existing shareholders has the right to acquire any amount of the Shares within sixty days from options, warrants, rights, and conversion privilege, or similar obligations.

Principal Shareholder(s).
       The addresses for the principal shareholders are as follows:
9612 Van Nuys Blvd., Suite 108, Panorama City, CA 91402
President, secretary, treasurer, and director Howard Weiss
Mr. Weiss has sole voting and investment power.

Description of securities.

General description.
           The securities being offered are shares of common stock.
The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares:
(a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Director of the Company; (b) are entitled to share ratably in all of the assets of Kesser available for distribution upon winding up of the affairs of Kesser; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and
(d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security.
There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Kesser, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB2.
As of the date of this Form SB2, Kesser has 3,000,000 Shares of common stock outstanding.

Noncumulative voting.
           The holders of Shares of Common Stock of Kesser do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of Director, can elect the entire Director to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Companys Director.

Dividends.
            Kesser does not currently intend to pay cash dividends. Kessers proposed dividend policy is to make distributions of its revenues to its stockholders when the Companys Board of Director deems such distributions appropriate. Because Kesser does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Kesser.
           A distribution of revenues will be made only when, in the judgment of Kessers Board of Director, it is in the best interest of Kessers stockholders to do so. The Board of Director will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investees securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Kessers internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible antitakeover effects of authorized but unissued stock.
            Upon the completion of this Offering, Kessers authorized but nonissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but nonissued capital stock may be to enable the Board of Director to render more difficult or to discourage an attempt to obtain control of Kesser by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Kessers management.

            If, in the due exercise of its fiduciary obligations, for example, the Board of Director were to determine that a takeover proposal was not in Kessers best interests, such shares could be issued by the Board of Director without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting blocks in institutional or other hands that might undertake to support the position of the incumbent Board of Director, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.


Transfer Agent
           Kesser intends to engage the services of Pacific Stock
Transfer Company, P.O. Box 93385
Las Vegas, Nevada 89193 (702) 361 3033 Fax (702) 732 7890.


Interest of named experts and counsel.
           No named expert or counsel was hired on a contingent basis.
No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

Disclosure of commission position on indemnification for securities act liabilities.
            No director of Kesser will have personal liability to Kesser or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.
           The foregoing provisions shall not eliminate or limit the liability of a director (i)for any breach of the directors duty of loyalty to Kesser or its stockholders, (ii)for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,
(iii)under applicable Sections of the Nevada Revised Statutes, (iv)the payment of dividends in violation of Section 78.300 of the Nevada
Revised Statutes or, (v)for any transaction from which the director derived an improper personal benefit.

           The Bylaws provide for indemnification of the Director, Officer, and employees of Kesser in most cases for any liability suffered by them or arising out of their activities as Director, Officer, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Director approves such settlement and reimbursement as being for the best interests of the Corporation.
The Bylaws, therefore, limit the liability of Director to the maximum extent permitted by Nevada law (Section 78.751).
           The Officer and Director of Kesser are accountable to Kesser as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Kesser. In the event that a shareholder believes the Officer and/or Director have violated their fiduciary duties to Kesser, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholders rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.
           Shareholders who have suffered losses in connection with the purchase or sale of their interest in Kesser in connection with such sale or purchase, including the application by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:
           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Director, Officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Organization within last five years.
           The names of the promoters of the registrant are the Officer and Director as disclosed elsewhere in this Form SB 2A. None of the promoters have received anything of value from the registrant.

Description of Business.

1.Company  Business Summary.
Kesser, Inc. was incorporated on March 31st, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Kesser never commenced any operational activities.
            Adam U. Shaikh, the initial director, for the purpose of creating a corporation, which could be used to consummate a merger or acquisition, formed Kesser. Mr. Shaikh approached by Mr. Weiss for his services in incorporating and administrating a SB2 filing for Kesser,Inc. Mr. Shaikh does not hold a position with Kesser, Inc. and has no involvement with the day to day activities of Kesser, Inc.
           Mr. Shaikh is neither the promoter nor the founder of Kesser, Inc. Mr. Shaikh simply provided the administrative assistance to file for incorporation with the State of Nevada.
           Immediately upon incorporation, Howard Weiss replaced Mr.Shaikh. Mr. Weiss serves as President, Secretary, Treasurer, and Director. Mr. Weiss determined next to proceed with filing a Form SB2.
            Mr. Weiss, the President and Director elected to commence implementation of Kessers principal business purpose, described below under "Item 2, Plan of Operation". As such, Kesser can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.
            The proposed business activities described herein classify Kesser as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Companys securities until such time as Kesser has successfully implemented its business plan described herein. Accordingly, each shareholder of Kesser has executed and delivered a "lockup" letter agreement, affirming that he/she will not sell his/her respective shares of the Company's common stock until such time as Kesser has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company.

           In order to provide further assurances that no trading will occur in Kessers securities until a merger or acquisition has been consummated, each shareholder has agreed to place his her respective stock certificate with Kessers legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.
           However, while management believes that the procedures established to preclude any sale of Kessers securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholders ability to sell their respective securities before such closing.

Item 2.Plan of Operation.
          The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business, which generates revenues, in exchange for its securities. The Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Kessers Officer, Director, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Kesser and such other company as of the date of this registration statement.
           While Kesser will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. The Board of Director does intend to obtain certain assurances of value of the target entity assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.
           The Registrant has no full time employees. The Registrant Officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of Kesser can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Kesser and, consequently, conflicts of interest may arise with respect to the limited time commitment by such Officer. See Item 5.Director, Executive Officer, Promoters, and Control Persons.

            Kesser is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as a SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.
           The Articles of Incorporation of Kesser provides that Kesser may indemnify Officer and or Director of Kesser for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Kesser could be used or attached to satisfy any liabilities subject to such indemnification. See Item 12,Indemnification of Director and Officer.


General Business Plan.
           Kessers purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation.
Kesser will not restrict its search to any specific business, industry, or geographical location and Kesser may participate in a business venture of virtually any kind or nature.
          This discussion of the proposed business is purposefully general and is not meant to be restrictive of Kessers virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because Kesser has nominal assets and limited financial resources. See Item F S, "Financial Statements."
This lack of diversification should be considered a substantial risk to shareholders of Kesser because it will not permit Kesser to offset potential losses from one venture against gains from another.
           Kesser may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service or for other corporate purposes. Kesser may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.
           The primary method Kesser will use to find potential merger or acquisition candidates will be to run classified ads in the Wall
Street Journal periodically seeking companies, which are looking to merge with a public shell.

           Kesser anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.
           Kesser has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Kesser will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required conducting an initial public offering.
          The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8Ks, 10Ks or 10KSBs, agreements and related reports and documents.
The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

           Nevertheless, the Officer and Director of Kesser have not conducted market researches and are not aware of statistical data, which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.
           The analysis of new business opportunities will be undertaken by, or under the supervision of, the Officer and Director of Kesser, none of who is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of Kessers Officer, or by the Companys shareholders.

            In analyzing prospective business opportunities, management will consider such matters as
1)the available technical, financial and managerial resources,
2)working capital and other financial requirements,
3)history of operations, if any,
4)prospects for the future,
5)nature of present and expected competition;
6)the quality and experience of management services which may be available and the depth of that management,
7)the potential for further research, development, or exploration,
8)specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of Kesser
9)the potential for growth or expansion; the potential for profit;
10)the perceived public, recognition or acceptance of products, services, or trades
11)name identification and other relevant factors.

           Management will meet personally with management and key personnel of the business opportunity as part of their investigation.
To the extent possible, Kesser intends to utilize written reports and personal investigation to evaluate the above factors. Kesser will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.
            Management of Kesser while not especially experienced in matters relating to the new business of the Company; will rely upon their own efforts and, to much lesser extent, the efforts of Kessers shareholders, in accomplishing the business purposes of Kesser. It is not anticipated that any outside consultants or advisors will be utilized by Kesser to effectuate its business purposes described herein.
           However, if Kesser does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger acquisition candidate, as Kesser has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Companys management has never used outside consultants or advisors in connection with a merger or acquisition.

            Kesser will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Kesser may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Kesser may offer.


           However, Kesser does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Kesser has successfully consummated such a merger or acquisition. Kesser also has no plans to conduct any offerings under Regulation S.
          Mr. Weiss may advance money to the Company or on behalf of the Company. There are no set limits to the maximum amount that Mr. Weiss will advance or loan to the Company. However, the amount is obviously limited by the resources of Mr. Weiss. Mr. Weiss anticipates that repayment would come from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.

Acquisition of opportunities.

           In implementing a structure for a particular business acquisition, Kesser may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity.
It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of Kesser will no longer be in control of Kesser. In addition, the Companys Director may, as part of the terms of the acquisition transaction, resign and be replaced by new Director without a vote of Kessers shareholders.
           It is anticipated that Kessers principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Any terms of sale of the shares presently held by Officer and/or Director of Kesser will be also afforded to all other shareholders of the Company on similar terms and conditions.
          The policy set forth in the preceding sentence is based on an Understanding between the two members of management, and these two persons are not aware of any circumstances under which this policy would change while they are still Officer and Director of Kesser. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

           It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws.
In some circumstances, however, as a negotiated element of its transaction, Kesser may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.
           If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Kesser has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, Kesser will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market, which may develop in Kessers securities, may have a depressive effect on the value of Kessers securities in the future, if such a market develops, of which there is no assurance.
           While the actual terms of a transaction to which Kesser may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "taxfree" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").
           With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Kesser which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Kessers shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition.
          The percentage ownership may be subject to significant reduction in the event that Kesser acquires a target company with substantial assets. Any merger or acquisition effected by Kesser can be expected to have a significant dilative effect on the percentage of shares held by Kessers then shareholders.
           Kesser will participate in a business opportunity only after the negotiation and execution of appropriate written agreements.
           Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto.
           Also, they will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Kessers attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

           As stated here in above, Kesser will not acquire or merge with any entity, which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. Kesser is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Kesser to file independent audited financial statements as part of its Form 8K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Kessers audited financial statements included in its annual report on Form 10K (or 10KSB, as applicable).
           If such audited financial statements are not available at closing, or within time parameters necessary to insure Kessers compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be avoidable, at the discretion of the present management of Kesser.
            Kessers Officer and shareholders have verbally agreed that they will advance to Kesser any additional funds which Kesser needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of Kesser. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business, which Kesser acquires or merges with, agree to repay all or a portion of such advances.
           There is no dollar cap on the amount of money, which such persons will advance to Kesser. Kesser will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders and Kesser will not borrow any funds to make any payments to Kessers promoters, management or their affiliates or associates.
           The Board of Director has passed a resolution, which prohibits Kesser from completing an acquisition or merger with any entity in which any of Kessers Officer, Director, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

           There are no arrangements, agreements or understandings between nonmanagement shareholders and management under which nonmanagement management of the Companys affairs. There is no agreement that nonmanagement shareholders will exercise their voting rights to continue to reelect the current Director, however, it is expected that they will do so based on the existing friendship among such persons.

Competition.
           Kesser will remain an insignificant participant among the firms, which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns, which have significantly greater financial and personnel resources and technical expertise than Kesser. In view of the Companys combined extremely limited financial resources and limited management availability, Kesser will continue to be at a significant competitive disadvantage compared to the Companys competitors.


Description of property.
           Kesser has retained Globelwide Investment Company,LLC as a resident agent. The address is 3360 W. Sahara, Suite 230 Las Vegas, NV 89102. Globalwide Investment,LLC. has no involvement with the day to day activities of Kesser. A copy of the resident agent agreement is attached. Kesser currently owns no property. President Howard Weiss shall provide the space for the Companys meetings at 9612 Van Nuys Blvd., Suite 108, Panorama City, CA 91402.

Certain relationships and related transactions.
           There are no relationships, transactions, or proposed transactions, to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB have or are to have a direct or indirect material interest.

Market for common equity and related stockholder matters.
           The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

Executive compensation.
a)No officer or director of Kesser is receiving any remuneration at this time.
b)There are no annuity, pension or retirement benefits proposed to be paid to Officer, Director, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.
c)No renumeration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan, which is presently existing.

Financial statements.

Part II.Information not required in prospectus.

Indemnification of Officer and Director.
            Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Other expenses of issuance and distribution.
           Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

Recent sales of unregistered securities.
           On March 31st, 2000, 3,000,000 shares were issued to
Howard Weiss under Rule 4(2). Mr. Weiss is an accredited holder of securities because he is an officer and director.

Exhibits.
           The Exhibits required by Item 601 of Regulation SB, and an index thereto, is attached.

Undertakings.
           The undersigned registrant hereby undertakes to:
(a)(1)File, during any period in which it offers or sells securities, a posteffective amendment to this registration statement to:
     (i)Include any prospectus required by section 10(a)(3) of the Securities Act
     (ii)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered)and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424.
(b)if, in the aggregate, the changes in the volume and price represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
  (iii)Include any additional or changed material information on the plan of distribution.
 (2)For determining liability under the Securities Act, treat each posteffective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
 (3) File a posteffective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
   Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to Director, Officer and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any Such director asserts action, suit or proceeding), officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



EXHIBIT LIST

3.1 Articles of Incorporation
3.2 By-Laws
24.1 Power of Attorney
27.1 Change of Resident Agent
27.2 Lock-up agreement